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


                                                                                                    EXHIBIT 12

                                           PACIFIC BELL AND SUBSIDIARIES
                                  COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                                Dollars in Millions


                                                                   YEAR ENDED DECEMBER 31,
                                                --------------------------------------------------------------
                                                      1997        1996        1995        1994        1993
                                                --------------------------------------------------------------
     Income Before Income Taxes,
     Extraordinary Loss and Cumulative
     Effect of Accounting Changes                 $      54   $   1,945   $   1,538   $   1,692   $     (39)
      Add: Interest Expense                             461         363         410         439         429
           1/3 Rental Expense                            53          46          28          40          37
                                                  ----------  ----------  ----------  ----------  ----------
     Adjusted Earnings                            $     568   $   2,354   $   1,976   $   2,171   $     427
                                                  ==========  ==========  ==========  ==========  ==========

     Total Interest Charges                       $     518   $     411   $     410   $     439   $     429
     1/3 Rental Expense                                  53          46          28          40          37
                                                  ----------  ----------  ----------  ----------  ----------
     Adjusted Fixed Charges                       $     571   $     457   $     438   $     479   $     466
                                                  ==========  ==========  ==========  ==========  ==========

     Ratio of Earnings to Fixed Charges                0.99        5.15        4.51        4.53        0.92

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